SAVOS INVESTMENTS TRUST
FIRST AMENDMENT TO THE
SUB-DISTRIBUTION AGREEMENT

       THIS FIRST AMENDMENT, dated as of the 31st day of January, 2014, to the Sub-Distribution Agreement dated as of March 8, 2007 (the “Agreement”) is entered into by and between SAVOS INVESTMENTS TRUST f/k/a GENWORTH FINANCIAL ASSET MANAGEMENT FUNDS, a Delaware statutory trust (the “Trust”) and QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (the “Distributor.”)

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to change the name of the fund from the Genworth Financial Contra Fund to the Contra Fund; and

WHEREAS, the parties desire to amend the Agreement referencing a name change; and

NOW THEREFORE,  the parties hereby amend the Agreement as follows:

Effective January 31, 2014, the name Genworth Financial Asset Management Funds was changed to Savos Investments Trust. Accordingly, all references to Genworth Financial Asset Management Funds in the Agreement should be replaced with Savos Investments Trust.

Schedule A of the Agreement is hereby superseded and replaced with Amended Schedule A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

SAVOS INVESTMENTS TRUST	QUASAR DISTRIBUTORS, LLC

By: /s/ Carrie E. Hansen	By: /s/ James R. Schoenike

Name: Carrie E. Hansen	Name: James R. Schoenike

Title: Chairman/President	Title: President

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Amended Schedule A
to
NSCC Agreement
by and between
Quasar Distributors, LLC and
Savos Investments Trust f/k/a Genworth Financial Asset Management Funds
NSCC Sub-Distribution Annual Services
$[  ] per month per NSCC participant
Plus out of pocket expenses for all future proposals
Out-of-pocket expenses include bank charges, wire charges, NSCC charges
Fees are billed monthly

Portfolios

Contra Fund f/k/a Genwoth Financial Contra Fund

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